Exhibit 99.1

Sterling Financial Corporation of Spokane, Wash., Affirms Officer Appointments

SPOKANE, Wash.--(BUSINESS WIRE)--December 9, 2009--Sterling Financial Corporation (NASDAQ: STSA) today announced, for its wholly-owned subsidiary, Sterling Savings Bank, the appointments of Greg Seibly as chief executive officer and member of the board of directors, and Ezra Eckhardt as president and chief operating officer for the bank. Both previously served in these roles in acting capacities pending receipt of required regulatory approval, which has been received from the Federal Deposit Insurance Corporation (FDIC).

Sterling also announced appointments at the holding company of Seibly as president and chief executive officer and Eckhardt as chief operating officer. Both previously served in these roles in acting capacities pending receipt of required regulatory approval, which has been received from the Federal Reserve Bank of San Francisco. All appointments are effective immediately.

“Sterling’s executive management team, led by Greg and Ezra, is committed to working diligently with our customers, shareholders, regulators, boards and employees to achieve our strategic goals,” said Sterling Financial Corporation Chairman William Eisenhart. “We are pleased with the regulatory approvals for both Greg and Ezra, which we believe confirms our confidence in their oversight and direction.”

The holding company and bank boards have developed regulatory oversight committees to manage the progress and completion of all items identified in the consent order issued to Sterling Savings Bank in October. The bank board recently approved detailed action plans to guide it going forward. Key components of the action plans include a full-scope capital plan, alignment in the portfolio concentration of real estate to match regulatory guidelines and a reduction in non-performing assets.

“All of us at Sterling recognize the critical nature of the tasks before us,” said Seibly. “We are determined to address every issue with diligence and are working with leading industry experts to assist in our efforts. Our loyal and growing customer base looks to us for banking services they can count on; our plan is to continue to serve and grow that base from a position of even greater financial strength.”

About Sterling Financial Corporation

Sterling Financial Corporation of Spokane, Wash., is the bank holding company for Sterling Savings Bank, a commercial bank, and Golf Savings Bank, a savings bank focused on single-family mortgage originations. Both banks are state chartered and federally insured. Sterling offers banking products and services, mortgage lending, construction financing and investment products to individuals, small businesses, commercial organizations and corporations. As of Sept. 30, 2009, Sterling Financial Corporation had assets of $11.87 billion and operated 178 depository branches throughout Washington, Oregon, Idaho, Montana and California. Visit Sterling's website at www.sterlingfinancialcorporation-spokane.com.

Forward-Looking Statements

This release contains forward-looking statements, which are not historical facts and pertain to Sterling's future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, statements about Sterling's plans, objectives, expectations and intentions and other statements contained in this release that are not historical facts. When used in this release, the words "expects," "anticipates,'' ''intends,'' ''plans,'' ''believes,'' ''seeks,'' ''estimates'' and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Sterling's control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements because of numerous possible risks and uncertainties. These include but are not limited to: the possibility of continued adverse economic developments that may, among other things, increase default and delinquency risks in Sterling's loan portfolios; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for Sterling's loan and other products; lower-than-expected revenue or cost savings in connection with acquisitions; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; and changes in laws, regulations and the competitive environment.

CONTACT:
Sterling Financial Corporation
Investor Contact:
Daniel G. Byrne
Executive Vice President/Chief Financial Officer
509-458-3711
or
Executive Vice President
David Brukardt
509-863-5423
or
Media Contact:
Cara Coon
Vice President
509-626-5348